Exhibit 10.11(a)

AMENDMENT NUMBER ONE TO

TRIAD HOSPITALS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Triad Hospitals, Inc. (“Triad”) established the Triad Hospitals, Inc. Supplemental Executive Retirement (“Plan”), effective September 1, 2005;

WHEREAS, pursuant to Section 11.1 of the Plan, the Plan may be amended by action of Triad’s Board of Directors (“Board”), subject to certain limitations stated in Sections 11.1 and 11.2 of the Plan;

WHEREAS, the Board has, by previous resolution, delegated its authority and responsibility for the administration and management of the Plan, including its authority to amend the Plan, to the Compensation Committee of the Board (“Compensation Committee”), and the Compensation Committee has, by previous resolution, delegated such authority and responsibility to the Plan Committee for the Plan (collectively, the “Delegations”);

WHEREAS, notwithstanding the Delegations and in no way revoking or impairing such Delegations for purposes of the future administration, management and amendment of the Plan, the Board wants to amend the Plan, effective December 15, 2006, to coordinate to the extent possible the terms of the Plan with certain severance agreements intended to be effective on the occurrence of a change in control, which are simultaneously being approved, effective December 15, 2006, with this Amendment and which will be subsequently executed by certain participants in the Plan; and

WHEREAS, the Board has determined that none of the limitations on the power to amend the Plan contained in Sections 11.1 and 11.2 of the Plan prevent it from adopting these changes.

NOW, THEREFORE, the Plan is amended, effective December 15, 2006, as follows:

1.	Existing Section 2.1(a) of the Plan is deleted in its entirety, and the following is substituted as new Section 2.1(a) of the Plan:

“(a) “Actuarially Equivalent” or “Actuarial Equivalent” shall mean (i) if a Change in Control has occurred, if a 409A Change in Control has occurred, or if both have occurred simultaneously, a benefit of equivalent value calculated based on the 1994 Group Annuity Reserving Table and a discount rate equal to 4.5 percent (4.5%) per annum, compounded annually, and (ii) in all other circumstances, a benefit of equivalent value calculated based on the 1994 Group Annuity Reserving Table and a discount rate equal to a fair market rate of interest, as determined by the Committee, periodically in its sole discretion, based on annuity bids from at least three (3) unrelated, commercial annuity companies selected by the Committee, in its sole discretion.”

2.	Existing Section 2.1(h) of the Plan is deleted in its entirety, and the following is substituted as new Section 2.1(h) of the Plan:

“(h) “Change in Control” shall, for purposes of this Plan, mean the occurrence of any of the following:

(1)	The acquisition by any Person of beneficial ownership of Outstanding Company Voting Securities (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”) if, immediately thereafter, such Person is the beneficial owner of 25% or more of either (i) the then Outstanding Company Common Stock or (ii) the then Outstanding Company Voting Securities, unless such acquisition is made (A) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) by a parent corporation resulting from a Business Combination if, following such Business Combination, the conditions specified in Section 2.1(h)(3)(i)-(iii) are satisfied;

(2)	Individuals who, as of December 15, 2006, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 15, 2006 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)

Approval by the stockholders of the Company of a Business Combination (or if there is no such approval by stockholders, consummation of such Business Combination) unless, immediately following such Business Combination, (i) more than 50% of, respectively, the then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the total combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common

Stock and Outstanding Company Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any parent corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, of the then outstanding shares of common stock of the parent corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for, or action of the Board authorizing, such Business Combination; or

(4)	Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company, or (ii) a Major Asset Disposition (or if there is no such approval by stockholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) all or substantially all of the individuals and entities that were beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Major Asset Disposition beneficially own immediately after the transaction, directly or indirectly, more than 50% of, respectively, the Outstanding Company Common Stock, Outstanding Company Voting Securities or total value of all the then outstanding stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (B) no Person, other than any employee benefit plan (or related trust) of the Company or such entity, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity, and (C) at least a majority of the members of the Board of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for, or action of the Board authorizing, such Major Asset Disposition.

For purposes of this Section 2.1(h):

“Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body);

“beneficial owner,” “beneficial ownership” and “beneficially own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;

“Business Combination” means (x) a merger or consolidation involving the Company or its stock, or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

“group” is used as it is defined for purposes of Section 13 of the Exchange Act and Rule 13d-5 under the Exchange Act;

“Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions (other than to an entity, 50% or more of the total voting power of which is owned, directly or indirectly, by the Company) of 50% or more of all of the assets of the Company and its subsidiaries on a consolidated basis, and any specified percentage or portion of the assets of the Company shall be based on the total gross fair market value, as determined by a majority of the members of the Incumbent Board, without regard to any associated liabilities;

“Outstanding Company Common Stock” means the outstanding shares of common stock, par value $0.01 per share, of the Company;

“Outstanding Company Voting Securities” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Company Voting Securities (or of other voting stock or voting securities) shall be determined based on the total combined voting power of such securities;

“parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries; and

“Person” means an individual, entity or group.”

3.	Existing Section 2.1(k) of the Plan is deleted in its entirety, and the following is substituted as new Section 2.1(k) of the Plan:

“(k) “Compensation” shall mean only (i) the gross annual salary actually paid to a Participant, including deferrals of salary pursuant to sections 125, 402(a)(3), 402(h), 403(b) or 457(b) of the Code, deferrals to the Triad Hospitals, Inc. Management Stock Purchase Plan, deferrals to the Triad Hospitals, Inc. Deferred Compensation Plan and elective deferrals of salary by a Participant under any other deferred compensation plan maintained by the Company or an Affiliate, other than this Plan, if any; plus (ii) the greater of (A) the bonus (the “Incentive Bonus”) actually paid to a Participant pursuant to the Triad Annual Incentive Plan or pursuant to a successor bonus arrangement designated by the Committee (the “Incentive Plan”), including deferrals of the bonus pursuant to sections 125, 402(a)(3), 402(h), 403(b) or 457(b) of the Code, deferrals to the Triad Hospitals, Inc. Management Stock Purchase Plan, deferrals to the Triad Hospitals, Inc. Deferred Compensation Plan and elective deferrals of bonus by a Participant under any other deferred compensation plan maintained by the Company or an Affiliate, other than this Plan, if any, or (B) the Incentive Bonus that the Participant is eligible to earn under the Incentive Plan, assuming that both the Company and the Participant satisfy 100% (but not in excess of 100%) of the performance objectives that are applicable to such Incentive Bonus for the subject year, as was communicated to the Participant (as the Participant’s “Target Incentive Award,” “Base Bonus Percentage” or their successors) by the Company. For purposes of determining the amount of a Participant’s Incentive Bonus under Section 2.1(k)(ii)(B), the Company’s books and records will be the sole source of that amount and will be conclusive and binding on all parties. Notwithstanding anything in the Plan to the contrary, Compensation shall not include any payment by the Company to the Participant made solely as a result of (x) a Participant’s Change in Control Severance Agreement with the Company or (y) provisions in an Employment Agreement between a Participant and the Company that give rise to a payment obligation solely as a result of a Change in Control or a 409A Change in Control.”

4.	Existing Section 2.1(q) of the Plan is deleted in its entirety, and the following is substituted as new Section 2.1(q):

“(q) “Final Average Earnings” shall mean for a Participant an amount equal to the quotient of (i) the sum of the Participant’s Compensation actually paid (except for determining that part of the Participant’s Incentive Bonus alternatives described in Section 2.1(k)(ii)(B)) to the Participant during the Participant’s last three completed calendar years of Service preceding the calendar year in which occurs (A) the date of a Participant’s termination of employment with the Company and its Affiliates, or (B) solely in the event a Change in Control or a 409A Change in Control has occurred, the date of the 409A Change in Control, or the date the Participant has both reached age 55 and had a Separation from Service, whichever date is required for the benefit payable to the Participant by Section 7.1, divided by (ii) three.”

5.	Existing Section 2.1(r) of the Plan is deleted in its entirety, existing Sections 2.1(s), 2.1(t), 2.1(u), 2.1(v), 2.1(w), and 2.1(x) are redesignated as Sections 2.1(r), 2.1(s), 2.1(t), 2.1(u), 2.1(v) and 2.1(w), and the following is substituted as new Section 2.1(x) of the Plan:

“(x) “Separation from Service” shall mean a Participant’s termination of all employment with the Company for any reason, other than the Participant’s death (except as provided otherwise in Section 5.4); provided, however, that a Participant’s employment with the Company will not be deemed to have terminated while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months or, if longer, so long as the individual’s right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship will be deemed to terminate no earlier than the first day immediately following such six month period and no later than the last day of the individual’s leave of absence, as determined by the Committee in its sole discretion.”

6.	Section 2.1(w) of the Plan (“Retired Participant”), as redesignated by the previous paragraph in this Amendment, is amended to delete “a Monthly” and to substitute “an Annual” in its place.

7.	Existing Section 2.1(y) of the Plan is amended to delete the first sentence of existing Section 2.1(y) and to substitute the following as the new first sentence of existing Section 2.1(y) of the Plan:

“(y) “Service” shall mean all completed years of uninterrupted service with the Company and any Affiliate, whether before or after the Effective Date of the Plan and without regard to (1) whether the service was performed before the Company was spun-out as a stand alone entity and (2) whether the service was performed before an Affiliate became an Affiliate.”

8.	Existing Section 2.1 of the Plan is amended to add the following as new Section 2.1(bb) of the Plan:

“(bb) “409A Change in Control” shall, for the purposes of the Plan, mean the occurrence of any of the following:

(1)	a change in the ownership of the Company, whereby a Person (defined below) acquires, directly or indirectly, ownership of a number of shares of capital stock of the Company which, together with capital stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or of the combined voting power of the Company’s outstanding capital stock; provided, however, that if a Person already owns more than fifty percent (50%) of the total fair market value or the combined voting power of the Company’s outstanding capital stock, the acquisition of additional capital stock by such Person will not be considered a 409A Change of Control; provided further, that an increase in the percentage of stock owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of capital stock for purposes of determining whether a 409A Change of Control has occurred; and provided further, that stock of the Company, remains outstanding after the transaction; or

(2)	a change in the effective control of the Company, whereby -

(i)	a Person acquires (or has acquired during the preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of capital stock of the Company which constitutes thirty-five percent (35%) or more of the combined voting power of the Company’s outstanding capital stock; provided, however, that if a Person already owns thirty-five percent (35%) or more of the combined voting power of the Company’s outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a 409A Change of Control; or

(ii)	a majority of the persons who were members of the Board is, within a twelve (12) month period, replaced by individuals whose appointment or election to the Board was not endorsed by a majority of the Board as it existed immediately prior to the appointment or election; or

(3)	a change in the ownership of corporate assets, whereby a Person acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company, immediately prior to such acquisition or acquisitions; provided; however, that there is no 409A Change of Control if assets are transferred to an entity that is controlled by the shareholders of the Company immediately after the transfer; and provided further, that there is no 409A Change of Control if the Company transfers assets to:

(i)	its shareholders (immediately before the asset transfer) in exchange for or with respect to the shareholders’ capital stock in the transferring corporation; or

(ii)	an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the transferring corporation; or

(iii)	a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding capital stock of the transferring corporation; or

(iv)	an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2.1(bb)(3)(iii).

For purposes of this definition of 409A Change of Control, a “Person” shall mean an individual, a corporation, or a group of persons acting in concert; provided, however, that persons will not be acting as a group solely because they purchase or own stock of a corporation at the same time or as a result of the same public offering. Persons will be considered acting as a group for purposes of this Section 2.1(bb) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be acting in a group for purposes of this Section 2.1(bb) with other shareholders of a corporation prior to the transaction giving rise to the 409A Change of Control, and not with respect to the ownership interest in the other corporation. For purposes of this Section 2.1(bb), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.”

9.	Existing Section 5.1 of the Plan is deleted in its entirety, and the following is substituted as new Section 5.1 of the Plan:

“5.1 Normal Retirement Benefit. Except as otherwise provided in Section 5.5 and Section 5.6, a Participant who retires on or after the Participant’s Normal Retirement Date shall be entitled to an amount equal to the Actuarial Equivalent of the Participant’s Annual Retirement Benefit under the Plan payable in a lump sum on the first day of the month following the date the Participant retires.”

10.	Existing Section 5.2 of the Plan is deleted in its entirety, and the following is substituted as new Section 5.2 of the Plan:

“5.2 Early Retirement Benefit. Except as otherwise provided in Section 5.5 and Section 5.6, a Participant who retires on or after the Participant’s Early Retirement Date, but before his or her Normal Retirement Date, may receive benefits under the Plan in accordance with this Section. On the first day of the month following the Participant’s retirement under this Section, the Participant shall be entitled to a benefit computed in the manner set forth in Section 5.1, except that notwithstanding anything in the Plan to the contrary except Section 7.1, the amount of the Annual Retirement Benefit computed under Section 5.1 for purposes of this Section shall be reduced by five percent (5%) per year for each year that payment under this Section is made before the Participant’s Normal Retirement Date.”

11.	Existing Section 5.4 of the Plan is deleted in its entirety, and the following is inserted as new Section 5.4 of the Plan:

“5.4 Death Benefit. If a married Participant who has reached his or her Early Retirement Date dies while an employee of the Company or an Affiliate, a death benefit shall be paid to the deceased Participant’s Surviving Spouse. Such death benefit shall be one-half (1/2) of the Actuarial Equivalent of the Participant’s Annual Retirement Benefit as of the Participant’s date of death, computed as if the deceased Participant had retired under Section 5.2 on his or her date of death. Such death benefit shall be paid in a lump sum to the deceased Participant’s Surviving Spouse. In the event a Change of Control has occurred, notwithstanding anything in Section 2.1 to the contrary, the death of a married Participant under the circumstances described in this Section will be deemed to be the Participant’s Separation from Service.”

12.	Existing Section 5.6 of the Plan is amended to add the following at the end of Section 5.6 of the Plan:

“This Section 5.6 shall not apply with respect to a Participant’s termination of employment with the Company and all Affiliates following a Change in Control or a 409A Change of Control if such termination of employment resulted in a payment to Participant under (i) such Participant’s Change in Control Severance Agreement (or its successor) with the Company or (ii) provisions in an Employment Agreement between a Participant and the Company that give rise to a payment obligation solely as a result of a Change in Control or a 409A Change in Control.”

13.	Existing Section 6.1 of the Plan is deleted in its entirety, and the following is substituted as new Section 6.1 of the Plan:

“6.1 Basic Benefit. The form of payment of the Annual Retirement Benefit of a Participant under the Plan shall be a lump sum payment.”

14.	Existing Section 7.1 of the Plan is deleted in its entirety, and the following is substituted as new Section 7.1 of the Plan:

“7.1 Change in Control Benefit. In the event a Change in Control occurs, a 409A Change in Control occurs, or both occur simultaneously, the Plan benefit of each Participant, determined using the provisions of this Section, will be fully vested immediately, and each Participant will, for purposes of entitlement to benefits under the Plan, be deemed to have satisfied immediately all of the following conditions: (i) the Participant will be deemed to have reached age 60, (ii) the Participant will be deemed to have three (3) years of Service following the Effective Date, and (iii) the Participant will be deemed to have twelve (12) years of Service. Notwithstanding anything in the Plan to the contrary, in the event of a 409A Change in Control, the benefit of each Participant, determined using the provisions of this Section with no reductions for payment before age 60, if applicable, shall be paid to the Participant in a lump sum payment immediately upon the occurrence of the 409A Change in Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control that does not also constitute a 409A Change in Control, the benefit of each Participant, determined using the provisions of this Section with no reductions for payment before age 60, if applicable, shall be paid to the Participant in a lump sum payment immediately upon such date following such Change in Control as the Participant has both incurred a Separation from Service and reached age 55.”

15.	Existing Section 7.2 of the Plan is deleted in its entirety, and the following is substituted as new Section 7.2 of the Plan:

“7.2 Company Funding of Rabbi Trust. In the event of a 409A Change in Control, a Change in Control, or both (if they occur simultaneously), the Company irrevocably agrees to immediately contribute to the rabbi trust described in Section 9 the cash needed to fully fund, on a Plan termination basis taking into consideration the assets of the rabbi trust at the time, each Participant’s Annual Retirement Benefit, computed as provided in Section 7.1, as of the date of the Change in Control or the date of the 409A Change in Control, whichever is applicable.”

16.	Existing Section 11.1 of the Plan is deleted in its entirety, and the following is substituted as new Section 11.1 of the Plan:

“11.1 Amendment and Termination. The Company reserves the right at any time, by action of the Board, to modify or amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan; provided, however, that notwithstanding the foregoing, in the event a Change of Control occurs, a 409A Change in Control occurs, or both occur simultaneously, the Company’s obligation under Section 7.2 may not be decreased or avoided.”

17.	Existing Section 11.2 of the Plan is deleted in its entirety, and the following is substituted as new Section 11.2 of the Plan:

“11.2 Affect on Participants. Notwithstanding the provisions of Section 11.1, no amendment, modification or termination of the Plan, other than an amendment or modification in order for the Plan to comply with provisions of section 409A of the Code and other applicable law, now or in the future, shall adversely affect:

(a) The Annual Retirement Benefit of any Participant, or of the Surviving Spouse or Beneficiary of any Participant, who has retired or died prior to an action taken under Section 11.l.

(b) The right of any Participant then employed by the Company or an Affiliate who has a nonforfeitable entitlement to a benefit under the Plan to receive upon (i) the Participant’s death, retirement, or Total and Permanent Disability, (ii) the occurrence of a Change in Control, or (iii) the occurrence of a 409A Change in Control, the benefit to which such person would have been entitled under the Plan prior to the amendment, modification or termination.”

18.	Existing Section 11.3 of the Plan is amended to delete the period at the end of Section 11.3 of the Plan and to add the following at the end of Section 11.3 of the Plan: “until either a Change in Control or a 409A Change in Control has occurred.”

IN WITNESS WHEREOF, the PLAN COMMITTEE under the TRIAD HOSPITALS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN has caused this Amendment to be executed by its duly authorized member on this 15th day of December, 2006.

PLAN COMMITTEE
TRIAD HOSPITALS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

By:	/s/ REBECCA HURLEY

Its:	SVP of Triad Hospitals, Inc. and Member of Plan
Committee